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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                     FLEMINGTON PHARMACEUTICAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




New Jersey                                                22-2407152
-----------------------                                   --------------------
(State of incorporation                                   (I.R.S. Employer
  or organization)                                         Identification No.)




                43 Emery Avenue, Flemington, New Jersey, 08820
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         (Address of principal executive offices, including zip code)



      Securities to be registered pursuant to Section 12 (b) of the Act:


                                     NONE


      Securities to be registered pursuant to Section 12 (g) of the Act:



                         Common Stock, $.01 Par Value
                         ----------------------------
                               (Title of Class)




               Redeemable Class A Common Stock Purchase Warrants
               -------------------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

                  The securities of Flemington Pharmaceutical Corporation (the "Registrant") to be registered hereunder are (i) the Registrant's Common Stock, par value $.01 per share (the "Common Stock") and (ii) the Registrant's Redeemable Class A Common Stock Purchase Warrants (the "Warrants").

                  The complete descriptions of the Common Stock and Warrants are found in the Registrant's Registration Statement under the Securities Act of 1933 on Form SB-2, File No. 33-33201 (the "Registration Statement") and amendments thereto filed with the Commission, which are hereby incorporated by reference pursuant to Rule 12b-23 under the Securities Exchange Act of 1934. Such descriptions may be found in Part I of the Registration Statement under the caption "Description of Securities".

Item 2.  Exhibits.

                  1. (a) Specimen certificate for the Common Stock has been filed as Exhibit 4.2 to the Registration Statement and is hereby incorporated by reference herein.

                           (b) Specimen certificate for the Warrants has been
filed as an exhibit to the Form of Warrant Agreement filed as Exhibit 4.1 to the Registration Statement and it is hereby incorporated by reference herein.

                  2. (a) The Certificate of Incorporation, as amended of the Registrant has been filed as Exhibit 3.1 to the Registration Statement and is hereby incorporated by reference herein.

                           (b) The Bylaws of the Registrant have been filed as
Exhibit 3.2 to the Registration Statement and is hereby incorporated by reference herein.


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                                   SIGNATURE




                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                       Flemington Pharmaceutical Corporation




                                       By: /s/ Harry A. Dugger, III
                                           -----------------------------------
                                               Harry A. Dugger, III, President

November 19, 1997